Exhibit 10.2

PROMISSORY NOTE

(Term Promissory Note)

Up to $2,327,119.00	August 7, 2025	Portland, Maine

FOR VALUE RECEIVED, IMMUCELL CORPORATION., a Delaware business corporation doing business in Maine, having a mailing address of 56 Evergreen Drive, Portland, Maine 04103(“Borrower”), hereby promises to pay to the order of Maine Community Bank, a Maine financial institution having a mailing address of 10 Wentworth Drive, Gorham, Maine 04038, Attention: Commercial Services (together with any and all of its successors and assigns, and/or any other holder hereof, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of up to Two Million Three Hundred Twenty-Seven Thousand One Hundred Nineteen and 00/100ths Dollars ($2,327,119.00) (or the unpaid balance of all principal advanced against this promissory note if that amount is less), together with interest on the unpaid principal balance of this promissory note from day to day outstanding as hereinafter provided. Capitalized terms used and not defined herein, shall have the meanings assigned to such terms in the Loan Agreement of even date herewith among Borrower, Lender and others (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

This promissory note (this “Note”) is the Term Promissory Note evidencing the Term Loan (the “Loan”) referred to in, and is being executed and delivered in accordance with, the Loan Agreement. This Note is subject to, and shall be construed in accordance with, the provisions of the Loan Agreement in all respects. All of the terms, conditions, and agreements of the Loan Agreement are incorporated herein by reference as if set forth fully herein.

1. Commitment Letter. This Note is further subject to and governed by the terms and conditions of a certain Commitment Letter dated July 22, 2025. The Commitment Letter shall survive the closing of the Loan contemplated hereunder and each of the obligations and undertakings of Borrower set forth in the Commitment Letter shall continue in full force and effect until this Note, together with all interest, fees and other charges, are indefeasibly paid in full. In the event of any conflict between the terms, covenants and conditions contained in the Commitment Letter and the Loan Documents, the Loan Documents shall control.

2. Maturity Date. The Loan will mature on August 7, 2030 (“Maturity Date”), unless extended in writing by Lender, in its sole discretion.

3. Interest Rate. The interest rate shall be fixed for five (5) years at six and one-half percent (6.50%) per annum based on a five (5) year amortization period. All interest hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year.

4. Payments.

(a) Monthly payments of principal and interest beginning September 7, 2025 for five (5) years and amortized over a five (5) year amortization period until the Maturity Date. All monthly payments to Lender shall consist of principal plus all interest accrued sufficient to amortize such debt over the agreed upon repayment period, as described above. The final payment made shall be in the amount of the then outstanding principal balance, together with all accrued but unpaid interest thereon and any costs and fees payable hereunder. All payments shall be calculated by Lender.

(b) Borrower acknowledges and agrees that the monthly payments contemplated herein shall be debited from Borrower’s deposit account on the monthly payment date(s) by Lender. All other payments under this Note may be made by Borrower to Lender at its address stated above, or at such other place as the holder of this Note may designate. The sum or sums shown on Lender’s records shall be rebuttably presumptive of the correct unpaid balances of principal and interest on this Note. If any payment comes due on a day that is not a Business Day, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment.

(c) If a payment is late by ten (10) days or more, Borrower shall pay to Lender a late fee equal to Six Percent (6.00%) of such Borrower’s regularly scheduled payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

(d) All payments shall be applied first to accrued interest, second to the outstanding principal balance of the Note, third to the payment of all escrow charges, fees, late charges and reasonable out-of-pocket expenses and other amounts earned, due and owing to Lender (excluding principal and interest), and; provided, however, that following an Event of Default that continues beyond any applicable grace or cure period, payments will be applied to the Obligations of Borrower to Lender as Lender determines in its sole discretion. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (i) waive or excuse the existence of an Event of Default (as hereinafter defined), (ii) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (iii) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 4:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day.

(e) Borrower shall pay upon written demand all costs and expenses of Lender, and all Related Expenses, which may be incurred by, imposed or asserted by Lender in connection with this Note, the Loan Agreement and any other Loan Documents, including, but not limited to, in the enforcement of this Note or in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Borrower under any Insolvency Laws.

5. Prepayment. If Borrower refinances the Term Loan with another institution prior to the Maturity Date, and as a result pays principal in excess of the scheduled amortization of principal under this Term Note, such excess payment of principal shall be subject to a prepayment premium to the Lender in an amount equal to the excess principal payment amount time 5% during the first year of the term, 4% during the second year of the term, 3% during the third year of the term, 2% during the fourth year of the term or 1% during the fifth year of the term.

6. Default Rate. During the period that an Event of Default occurs and is continuing beyond any applicable grace or cure period, at Lender’s election, without notice or demand, Borrower shall pay interest at the rate per annum equal to Five Percent (5.00%) plus the applicable interest rate under this Note (“Default Rate”) on the outstanding principal balance of this Note notwithstanding any otherwise applicable statutory rate. In no event, however, shall the interest rate on this Note exceed the highest rate permitted by law.

7. Security. This Note shall be secured by the following:

(a) A valid second perfected security interest in all business assets of Borrower, including, but not limited to, accounts, accounts receivable, inventory, machinery and equipment now owned or hereafter purchased, motor vehicles, furniture and fixtures, all located at, but not limited to, 56 Evergreen Drive, 33 Caddie Lane, 14 Wedge Way, 175 Industrial Way and 165 Industrial Way, all in Portland, Cumberland County, Maine . Borrower hereby authorizes Lender to file UCC-1 financing statements, certificates of title or such other lien notations as may be required to be filed or recorded with the applicable Secretary of State, Bureau of Motor Vehicles or such other governmental agencies or departments as determined in Lender’s reasonable discretion, in all cases, listing Lender as a first lien holder.

(b) There shall be no Guaranties given by any Guarantors.

8. Events Of Default; Remedies. The occurrence of any one or more of the Events of Default set forth in the Loan Agreement shall constitute an Event of Default under this Note. In the event any Event of Default shall occur and is continuing beyond any applicable grace or cure period, Lender may, at its election, and without demand or notice of any kind, take any one more of the actions set forth in the Loan Agreement, including rights of set off as provided herein.

The remedies available to Lender are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Lender may be entitled. No failure or delay on the part of Lender in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All Lender’s rights and remedies, whether evidenced by this Note or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently. The acceptance by Lender of any payment after any uncured Event of Default shall not operate to extend the time of payment of any amount then remaining unpaid hereunder, under the Loan Agreement or any Loan Document or constitute a waiver of any rights of Lender hereof under this Note.

9. Set Off. Borrower grants to Lender a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from Lender or by any Lender Affiliate to Borrower and any cash, securities, instruments or other property of Borrower in the possession of Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from Lender or any Lender Affiliate (regardless of the reason Lender or Lender Affiliate had received the same or whether Lender or Lender Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of Borrower to Lender or any Lender Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of Borrower to Lender or any Lender Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to Lender or any Lender Affiliate.

10. Cross-Collateralization; Cross-Default. Notwithstanding anything to the contrary herein or in any other document or instrument by and between Borrower, any Obligor and Lender, the Collateral shall secure all Obligations and liabilities of Borrower or any Obligor to Lender whatsoever, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or arising, as all of the same may hereafter be or may have heretofore been extended, supplemented, amended, restated, replaced or otherwise modified from time to time. Borrower agrees that (a) all Collateral previously, now or hereafter pledged by Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, to Lender as Collateral security for any Loan and all Collateral previously, now or hereafter pledged by Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, to Lender as Collateral security for any other Indebtedness, Obligations or liabilities of any kind or description of Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, to Lender, whether now existing or hereafter arising, shall serve as security for any Loan as well as all such other Indebtedness, Obligations or liabilities owing by Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, to Lender; and (b) a default by Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, under the terms of any agreement between Lender and Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, including, without limitation, the Loan Agreement, shall constitute a default as to any Loan as well as a default under all other Indebtedness, Obligations or liabilities of Borrower or any Obligor, or any Affiliate or Subsidiary of Borrower or any Obligor, to Lender. Further, Borrower hereby agrees to execute and deliver to Lender any and all documents and to do all things that Lender may require, in its sole and absolute discretion, to give effect to the cross-collateralization and cross-default of such Obligations.

11. Construction; Governing Law; Jurisdiction. The provisions of this Note and the respective rights and duties of Borrower and Lender hereunder shall be governed by and construed in accordance with Maine law (excluding the laws applicable to conflicts or choice of law) and any applicable federal laws. Borrower hereby irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in Maine, over any action or proceeding arising out of or relating to this Note, or any document related to the Obligations, and Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Maine state or federal court. Borrower hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. The parties irrevocably consent to service of process in the manner provided for notices herein. Nothing herein will affect the right of Lender to serve process in any other manner permitted by law.

12. Time of the Essence. Time is of the essence in the payment of this Note.

13. Grace Periods. All grace periods (if any) in this Note, the Loan Agreement and all other Loan Documents shall run concurrently.

14. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered in accordance with Section 8.6 of the Loan Agreement.

15. Binding Effect. This Note shall be binding upon Borrower and upon its respective successors and assigns, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

16. Waiver and Amendments. No waiver of any provision of this Note, or consent to departure therefrom, is effective unless in writing and signed by Lender. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Note is effective unless in writing and signed by Borrower and Lender.

17. Severability. If any provision of this Note, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Note, each of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

18. Indemnification. Borrower shall indemnify and hold Lender or Lender Affiliate, their respective shareholders, directors, officers, employees, agents and attorneys, harmless against any and all claims, demands, causes of action, liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not Lender or any Lender Affiliate, their respective shareholders, directors, officers, employees, agents and attorneys, shall be designated a party thereto), which may be incurred by Lender relating to or arising out of this Note or any actual or proposed use of proceeds hereunder; provided, that Lender shall have no right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

19. Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Note or any matter arising therefrom or relating hereto or thereto.

20. Statute of Frauds Notice. Under Maine law, no promise, contract or agreement to lend money, extend credit, forbear from collection of a debt, or make any other accommodation for the repayment of a debt for more than $250,000 may be enforced in court against Lender unless the promise, contract or agreement is in writing and signed by Lender. Accordingly, Borrower cannot enforce any oral promise unless it is contained in any of the Loan Documents signed by Lender, nor can any change, forbearance, or other accommodation relating to this Note, the Loan Agreement or any other Loan Documents be enforced unless it is in writing and signed by Lender. Borrower also understands that all future promises, contracts or agreements of Lender relating to any other transaction between Borrower and Lender cannot be enforced in court unless they are in writing and signed by Lender.

21. WAIVER OF JURY TRIAL. BORROWER AND LENDER (BY ACCEPTANCE HEREOF) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY CLAIM BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INSTRUMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN TO BORROWER OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY FOR LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS INSTRUMENT AND MAKE THE LOAN TO BORROWER.

22. Miscellaneous.

(a) This Note is intended to take effect as a sealed instrument.

(b) This Note evidences a loan for business and/or commercial purposes.

(c) Borrower waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note.

(d) A photographic or other reproduction of this Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e) This Note, the Loan Agreement and any other Loan Document executed in connection herewith integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and supersede, amend and restate prior writings with respect to the subject matter hereof.

(f) In the event of any conflict between the terms, covenants, and conditions contained in this Note, the Loan Agreement and the other Loan Documents executed in connection herewith, the term, covenant, or condition most favorable to Lender, in Lender’s sole discretion, shall control.

[NO FURTHER TEXT. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed as of the date first set forth above.

BORROWER:
IMMUCELL CORPORATION

/s/ Jason G. Howe	By:	/s/ Michael F. Brigham
Witness	Name:	Michael F. Brigham
	Title:	President and CEO